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Dynavax Technologies Corporation

(Name of Registrant as Specified In Its Charter)

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

DEEP TRACK CAPITAL, LP

DAVID KROIN

BRETT A. ERKMAN

JEFFREY S. FARROW

MICHAEL MULLETTE

DONALD J. SANTEL

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Deep Track Capital, LP, a Delaware limited partnership (“Deep Track”), together with the other participants named herein (collectively the “Participants”), posted the following supplemental investor presentation to its campaign website at www.RefocusDVAX.com (the “Website”), related to Dynavax Technologies Corporation, a Delaware corporation (the “Company”). From time to time, Deep Track and the other Participants may refer stockholders of the Company to such materials on the Website.

Adjuvant-Enhanced Pipeline May 2025 Presented by

Legal Disclaimer This presentation and any of the information contained herein (this is for discussion and general informational purposes only. This Presentation does not have regard for the specific investment objective, financial situation, suitability, or the particular need of any specific person who may receive this Presentation, and should not be taken as advice on the merits of any investment decision. This Presentation is not an offer to sell or the solicitation of an offer to buy interests in any fund, account or investment vehicle managed by Deep Track Capital, LP (together with its affiliates, and is being provided to you for informational purposes only. The views expressed herein represent the opinions of Deep Track, and are based on publicly available information with respect to Dynavax Technologies Corporation Dynavax or the . Certain financial information and data used herein have been derived or obtained from public filings, including filings made by the Company with the Securities and Exchange Commission and other sources. Certain statements and information included herein have been sourced from third parties. Deep Track does not make any representations regarding the accuracy, completeness or timeliness of such third-party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein. No warranty is made that data or information, whether derived or obtained from filings made with the SEC or from any third party, are accurate. No contract, agreement, arrangement, commitment, relationship or understanding exists or shall be deemed to exist between or among Deep Track and any third party or parties by virtue of furnishing this Presentation. Except for historical information contained herein, the matters addressed in this Presentation are forward-looking statements that involve certain risks and uncertainties. Specific forward- looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to significant economic, competitive, regulatory and other risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if Deep underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Deep Track that the future plans, estimates or expectations contemplated will ever be achieved. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. This Presentation does not recommend the purchase or sale of any security. Deep Track reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Deep Track disclaims any obligation to update or revise the information or expressed opinions contained herein. Under no circumstances is this Presentation to be used or considered as an offer to sell or a solicitation of an offer to buy any security. All registered or unregistered service marks, trademarks, and trade names referred to in this Presentation are the property of their respective owners, and Deep use herein does not imply an affiliation with, or endorsement by, the owners of such service marks, trademarks and trade names. Deep Track strongly advises all stockholders of the Company to read the definitive proxy statement, any amendments or supplements to such proxy statement and other proxy materials filed by Deep Track with the SEC as they become available because they will contain important information. Such proxy will be available at no charge on the SEC's website at www.sec.gov. The definitive proxy statement and other relevant documents, are also available on www.RefocusDVAX.com and the SEC website, free of charge, or by directing a request to the (as defined below) proxy solicitor, Innisfree, 501 Madison Avenue, 20th Floor, New York, New York, 10022 (stockholders can call toll-free: +1 (877) 687-1865). The Participants (the in the solicitation are Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd., David Kroin, Brett A. Erkman, Jeffrey S. Farrow, Michael Mullette and Donald J. Santel. 2

Key Points adjuvant, CpG 1018, provides a distinctive competitive edge that will lower development risk and ensure pipeline success. CpG 1018 does not improve the chances of successful development and commercialization.

Overview of Adjuvants and Vaccines

- An adjuvant is an ingredient used in some vaccines that helps create a stronger immune response in people receiving the vaccine. In other words, adjuvants help vaccines work better.
- Dynavax was founded in 1996 on the basis of using proprietary immunostimulatory sequences (ISS) of DNA as adjuvants, one of which is CpG 1018.[1]
- Each different adjuvant stimulates different immune responses and must be carefully studied. Different combinations of adjuvants and other vaccine components stimulate different immune responses and must be carefully studied
- Vaccine development is far more complicated than simply adding a novel adjuvant; not surprisingly, Dynavax's past failures indicate that owning CpG 1018 does not uniquely position Dynavax for success in creating new vaccines.

Adjuvants used in U.S. vaccines[2]

Adjuvant	Composition	Vaccines
Aluminum	One or more of the following: amorphous aluminum hydroxyphosphate sulfate (AAHS), aluminum hydroxide, aluminum phosphate, potassium aluminum sulfate (Alum)	Anthrax, DT, DTaP (Daptacel), DTaP (Infanrix), DTaP-HepB-IPV (Pediarix), DTaP-IPV (Kinrix), DTaP-IPV (Quadracel), DTaP –IPV/Hib (Pentacel), DTaP-IPV-Hib-HepB (VAXELIS), HepA (Havrix), HepA (Vaqta), HepB (Engerix-B), HepB (Recombivax), HepA/HepB (Twinrix), HIB (PedvaxHIB), HPV (Gardasil 9), Japanese encephalitis (Ixiaro), MenB (Bexsero, Trumenba), Pneumococcal (Prevnar 13, Prevnar 20, VAXNEUVANCE), Td (Tenivac), Td (Mass Biologics), Td (no trade name), Tdap (Adacel), Tdap (Boostrix), Tick-Borne Encephalitis (TICOVAC)
$AS01_B$	Monophosphoryl lipid A (MPL) and QS-21, a natural compound extracted from the Chilean soapbark tree, combined in a liposomal formulation	Zoster vaccine (Shingrix)
AS04	Monophosphoryl lipid A (MPL) + aluminum salt	Human papillomavirus, or HPV (Cervarix)
CpG 1018	Cytosine phosphoguanine (CpG), a synthetic form of DNA that mimics bacterial and viral genetic material	HepB (Heplisav-B)
Matrix-M™	Saponins derived from the soapbark tree (*Quillaja saponaria* Molina)	COVID-19 vaccine (Novavax COVID-19 Vaccine, Adjuvanted)
MF59	Oil in water emulsion composed of squalene	Influenza (Fluad and Fluad Quadrivalent)

REFOCUS DYNAVAX

1 https://www3.scienceblog.com/community/older/1998/B/199801542.html
2 Source: CDC.gov, Adjuvants and Vaccines (December 20, 2024).

4

Dynavax's 2003 IPO Highlighted Numerous Efforts to Leverage CpG 1018

DVAX S-1 filed in 2003[1]

Our Primary Development Programs

We are using a proprietary ISS, a 22-base oligonucleotide called 1018 ISS, in our clinical development programs for ragweed allergy, HBV prophylaxis, asthma and cancer. To date, we have administered 1018 ISS to more than 350 people without observing any serious, drug-related, adverse events. We have demonstrated the clinical benefit of AIC and our HBV vaccine, which are both 1018 ISS-based product candidates, in Phase II clinical trials. Our principal programs are:

	Indication	Technology	Status
Allergy Immunotherapy:	Ragweed Allergy	1018 ISS linked to allergen	Initiating Phase III in the first quarter of 2004
	Grass Allergy	Advanced ISS linked to allergen	Preclinical
	Tree Allergy	Advanced ISS linked to allergen	Preclinical
	Peanut Allergy	Advanced ISS linked to allergen	Preclinical
Hepatitis B:	HBV prophylaxis	1018 ISS combined with antigen	Initiating Phase III in 2004
	HBV immunotherapy	Advanced ISS linked to and combined with antigen	Preclinical
Chronic Inflammation:	Asthma	1018 ISS alone	Phase II

Additional Programs

In addition to our primary product portfolio, we are pursuing the following earlier stage programs:

	Indication	Approach	Funding Status	Program Status
Next-Generation Vaccines:	Anthrax	Advanced ISS formulations	NIAID biodefense grant	Preclinical
	Human viral influenza	Advanced ISS linked to influenza nucleoprotein	NIAID biodefense grant	Preclinical
Cancer:	Non-Hodgkin's lymphoma	1018 ISS in combination with Rituxan®	Internally funded	Phase I
Antiviral Applications:	Innate immunity	Pulmonary delivery of advanced ISS	NIAID biodefense grant	Preclinical
Chronic Inflammation:	Rheumatoid arthritis	TZP	Internally funded	Preclinical
	Crohn's disease	TZP	Internally funded	Preclinical

- As early as **2003,** Dynavax was already attempting to specifically leverage CpG 1018[2] (aka 1018 ISS) to develop drugs for:
  - Ragweed allergy
  - HBV prophylaxis
  - Asthma
  - Non-Hodgkin's lymphoma
- Other similar ISS adjuvants were also being developed for:
  - Grass allergy
  - Tree allergy
  - Peanut allergy
  - HBV immunotherapy
  - Anthrax
  - Human viral influenza
  - Innate immunity
  - Rheumatoid arthritis
  - Crohn's disease

Only HBV prophylaxis – after a tumultuous development path – has made it across the finish line. **All TWELVE other programs have failed or been suspended.** This does not even count the program attempts between 2003 and today (e.g., Tdap terminated Nov 2024).

This time is different is NOT a business strategy

REFOCUS DYNAVAX

1 DVAX S-1 filed Oct 24, 2003
2 Heplisav, FDA Summary Basis for Regulatory Action, https://www.fda.gov/media/109808/download (aka 1018 ISS)

5

After 20+ Years Of Trying, DVAX Only Has Heplisav to show for CpG 1018

CpG 1018 has already been tried in **at least a dozen unique indications** across over **40k** patients and **over two decades**

Since 2004

Many unique indications – not comprehensive

40k+ patients

NCT Number	Start Date	Study Status	Conditions	Sponsor	Phases	Enrollment
NCT00251394	07/2004	COMPLETED	Non-Hodgkin's Lymphoma	Dana-Farber Cancer Institute	PHASE2	30
NCT00426712	01/2006	COMPLETED	Hepatitis B	Dynavax Technologies Corporation	PHASE1	42
NCT00403052	11/2006	TERMINATED	Colorectal Neoplasms	Dynavax Technologies Corporation	PHASE1	14
NCT00498212	07/2007	TERMINATED	Hepatitis B	Dynavax Technologies Corporation	PHASE2	41
NCT03934736	4/22/2019	COMPLETED	End Stage Renal Disease on Hemodialysis (Diagnosis)	Dynavax Technologies Corporation	PHASE1	119
NCT04177355	1/13/2020	COMPLETED	HIV Infections	National Institute of Allergy and Infectious Diseases (NIAID)	PHASE1	127
NCT04405908	6/19/2020	COMPLETED	COVID-19	Clover Biopharmaceuticals AUS Pty	PHASE1	166
NCT04450004	7/10/2020	COMPLETED	SARS-CoV 2	Medicago	PHASE1	180
NCT04487210	10/7/2020	COMPLETED	COVID-19	Medigen Vaccine Biologics Corp.	PHASE1	45
NCT04671017	12/16/2020	COMPLETED	SARS-CoV-2 Virus Infection	Valneva Austria GmbH	PHASE1 | PHASE2	153
NCT04830800	3/10/2021	COMPLETED	COVID-19 Disease | SARS Pneumonia | Pneumonia, Viral | COVID-19 Vaccine	Institute of Vaccines and Medical Biologicals, Vietnam	PHASE1	120
NCT04764422	3/20/2021	COMPLETED	Covid-19 | SARS Pneumonia | Pneumonia, Viral | Covid-19 Vaccine	Mahidol University	PHASE1 | PHASE2	455
NCT04672395	3/24/2021	COMPLETED	COVID-19	Clover Biopharmaceuticals AUS Pty	PHASE2 | PHASE3	31454
NCT04864561	4/26/2021	COMPLETED	SARS-CoV-2 Virus Infection	Valneva Austria GmbH	PHASE3	4034
NCT04956224	8/9/2021	COMPLETED	SARS-CoV-2 Virus Infection	Valneva Austria GmbH	PHASE3	306
NCT04954131	8/10/2021	UNKNOWN	COVID-19	Zhejiang Clover Biopharmaceuticals, Inc.	PHASE2	766
NCT04950751	08/2021	WITHDRAWN	COVID-19	Clover Biopharmaceuticals AUS Pty	PHASE2	0
NCT05012787	11/12/2021	TERMINATED	COVID-19	Clover Biopharmaceuticals AUS Pty	PHASE3	1
NCT05087368	12/1/2021	UNKNOWN	Covid19	D'Or Institute for Research and Education	PHASE2	520
NCT05245838	1/10/2022	COMPLETED	Shingles | Herpes Zoster | Vaccine-Preventable Diseases	Dynavax Technologies Corporation	PHASE1	150
NCT05228613	2/16/2022	COMPLETED	COVID-19	PT Bio Farma	PHASE1	175
NCT05313035	4/13/2022	COMPLETED	COVID-19	PT Bio Farma	PHASE2 | PHASE3	360
NCT05364242	5/9/2022	COMPLETED	SARS-CoV-2 Infection	Valneva Austria GmbH	PHASE2 | PHASE3	178
NCT05433285	6/7/2022	COMPLETED	COVID-19	PT Bio Farma	PHASE3	4050
NCT04843852	07/2022	WITHDRAWN	Hepatitis B	University of Maryland, Baltimore	PHASE1	0
NCT05506969	8/9/2022	COMPLETED	Plague, Pneumonic | Plague | Vaccine-Preventable Diseases	Dynavax Technologies Corporation	PHASE2	200
NCT05298644	10/1/2022	WITHDRAWN	SARS-CoV-2 Infection	Valneva Austria GmbH	PHASE2 | PHASE3	0
NCT05545683	12/1/2022	WITHDRAWN	COVID-19	Centro de Estudios en InfectogÃa Pediatrica	PHASE3	0
NCT05606341	3/13/2023	RECRUITING	Mild Cognitive Impairment | Alzheimer Dementia	NYU Langone Health	PHASE1	15
NCT06541093	1/30/2024	ACTIVE_NOT_RECRUITING	AIDS/HIV - RelatedDisease Associated With AIDS | Vaccine-Preventable Diseases | HIV Infections	Uvax Bio LLC	EARLY_PHASE1	34
NCT06334393	03/25/2024	ACTIVE_NOT_RECRUITING	Zika | Zika Virus Infection	Valneva Austria GmbH	PHASE1	150

REFOCUS DYNAVAX

Source: clinicaltrials.gov – search term: "CpG 1018", accessed May 16, 2025

6

The CpG 1018 Value Opportunity Has Already Proven to Be Highly Uncertain After 20+ years, CpG 1018 is used in only one FDA-approved vaccine The current Board has only overseen failures in pipeline development: x It failed to win an indication for Heplisav for hemodialysis after 20 years of development efforts. x It failed with the TDAP program. CpG 1018 provided a one-time revenue spike from COVID supply deals (2020-2022) but has generated $0 since in sales or partnerships. 1 once-in-a- - CEO Ryan Spencer, March 4, 2024 The value opportunity for CpG 1018 is limited and uncertain CpG 1018 is not approved for pediatric use, which is when the vast majority of vaccines are administered. effective). The vaccine development community is a small one and CpG 1018 is no secret. We believe if the bigger players in the space thought combining CpG 1018 with their own vaccine programs was compelling, they would have approached Dynavax at some point over the last 20 years for a license to do so. The Board has no justification for its confidence that Dynavax will be able to succeed with vaccine development in the future 1 CEO Ryan Spencer, March 4, 2024, speaking at Cowen conference 7

DVAX Has Tried Many Times to Develop a Flu Vaccine, Including with CpG 1018 2003 DVAX S-1 2003 1 2010 2 2020 3 2025 This time is different? 1 https://www.fiercebiotech.com/biotech/dynavax-initiates-first-human-trial-universal-flu-vaccine-program 2 https://www.globenewswire.com/news-release/2020/07/16/2063341/0/en/Dynavax-and-Mount-Sinai-Announce-Collaboration-to-Develop-a-Universal-Influenza-Vaccine-Candidate-with-CpG-1018-Adjuvant.html 8 3 https://investors.dynavax.com/news-releases/news-release-details/dynavax-reports-first-quarter-2025-financial-results-and

Even Management Acknowledges Vaccine Development is Unpredictable When asked if the Tdap program discontinuation provided any read-throughs to other vaccine programs, management acknowledged there were none even though this program also leveraged CpG 1018. -- from those results that you -- that perhaps are any read-through to the other vaccine programs or maybe even any potential vaccine indication that you were contemplating. Any learnings from that? Any data that you can use going forward? TD Cowen 1 Research Associate -through from one program to the other. I think the learning [from discontinuing the Tdap program] is, every program, every antigen, every disease is different, and how and the product that you're building and how 1018 will support it is going to be different. So no, there's no consistent read-through that I would there's any read-through for 1018 here. This is just how 1018 performed with these specific antigens against 1 DVAX CEO Ryan Spencer - so what makes the Board so sure the development efforts will succeed this time? 1 Dynavax 3Q24 earnings call recorded November 7, 2024. 9

Dynavax has yet to offer a clear explanation for why acquiring or developing another vaccine asset will work now, given its lack of success to date. e growth 1 20 years ago for the pandemic flu vaccine is the best risk-adjusted strategy available today. Increasing distractions from the still-unproductive multi-year search for inorganic growth opportunities and a growing portfolio of high-risk vaccine projects are drawing valuable management attention away from Heplisav. Shareholders have been patient. But there is a better path to long-term value creation that includes: Returning excess capital Objectively evaluating results from existing pipeline candidates Out-licensing CpG 1018 to minimize risk but capture upside 1 Dynavax 1Q25 press release filed May 6, 2025. 10

Deep Track Sees a Path to Meaningful Value Creation

A superior risk-adjusted alternative to the Board's strategy is i) growing Heplisav as planned and ii) deploying excess cash to repurchase shares: indicative value of ~$33 per share[1] in 2030

Step 1: Confirm Strategy Committed focus on Heplisav growth	Step 2: Capital Allocation Return excess cash to shareholders	Step 3: Lower Share Count Increase per-share value



Heplisav Sales & Consensus Forecast[2]
($ mm)
$600
$400
$200
$0
FY20
FY22
FY24
FY26
FY28
FY30
Sales
Consensus



Cash, ending
($mm)
$600
$500
$400
$300
$200
FY25
FY26
FY27
FY28
FY29
FY30



Shares outstanding, ending
(millions)
125
100
75
50
FY25
FY26
FY27
FY28
FY29
FY30

- If management is focused on the strategic priority of growing Heplisav's market share, **sales are expected to reach $600 million by the end of 2030**.
- This trajectory is consistent with historical revenue growth since 2020.
- **Board change is needed** to prevent a distracting, risky, and potentially value-destructive acquisition of an external asset with uncertain returns.

- Excess cash today combined with future cash flows would enable the return of over **$1.5 billion** to shareholders through 2030.
- If the Company did this, Dynavax would *still* end 2030 with ~$285 million of cash.
- Capital remains available for business development, should a sufficiently attractive opportunity arise.

- Share repurchases could lower the diluted share count from 124 million to 64 million by the end of 2030 – thereby increasing the value of each share.
- **Focusing on Heplisav's market share and a systematic buyback program is the most valuable risk-adjusted opportunity** available to Dynavax shareholders today.

REFOCUS DYNAVAX

[1] Based on assumptions of sales, capital allocation, and outstanding share count as described herein
[2] Source: Consensus analyst estimates reported by VisibleAlpha, figures retrieved March 14, 2025

11

Deep Track Sees a Path to Meaningful Value Creation (cont.) THE MATH 1. Heplisav Valuation Projection 2030 consensus sales: $600M $33/share? Valuation multiple: 3.0x current year sales 1 (in line with current 2.7x valuation ) Assuming DVAX share count stays at 120M, and 3 x $600M = $1.8B Heplisav is still worth $1.8B in 2030 2. Estimated Share Count Reduction Before repurchases: 124M After repurchases: 64M The -3B of value in five years. 3. Implied Heplisav Value $1.8B / 64M = ~$28/share 4. Remaining Cash, Equivalents, and Securities Accomplishing this through early-stage clinical Estimated ~$5/share development or acquisitions is unrealistic. $28 + $5 = $33/share 1 Source: FactSet, enterprise value as of May 14, 2025, was $757.53 million. Trailing twelve month revenues were $285.5 million, aggregated from Dynavax financial results reported on May 6, 2025; February 12 20, 2025; November 7, 2024; and August 6, 2024.

Additional Information Vote the WHITE Proxy Card to Refocus Dynavax PROTECT YOUR INVESTMENT IN DYNAVAX candidates Brett Erkman, Jeffrey Farrow, Michael Mullette and Donald Santel on the WHITE proxy card Please visit www.RefocusDVAX.com for additional materials, information and voting instructions 13